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                                                                    EXHIBIT 99.1

                                LYNCH CORPORATION

                             AUDIT COMMITTEE CHARTER
                    (Amended and Restated as of May 9, 2003)

Organization

This Charter governs the operations of the Lynch Corporation (the "Company") Audit Committee (the "Committee"). The Committee shall be appointed by the Board of Directors and shall consist of at least three directors, each of whom are "independent" of management and the Company and are "financially literate" as those terms are used by the Securities and Exchange Commission.

Statement of Purpose

The Committee shall provide assistance to the Board in fulfilling its oversight responsibility to the shareholders, potential shareholders, the investment community, and others, with respect to the Company's financial statements and financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of the Company's financial statements, and the legal compliance, conflict of interest and ethics programs as established by management and the Board. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditors and management of the Company. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

Responsibilities and Processes

The Committee's responsibility is oversight of the Company's financial reporting process. The Company's management is responsible for maintaining appropriate systems for accounting and internal control and for the preparation, presentation and


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integrity of the Company's financial statements. The independent auditors are responsible for auditing those financial statements and are ultimately responsible to the Board and the Committee as representatives of shareholders. The Committee recognizes that financial management and the independent auditors have more time, knowledge and detailed information on the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee does not provide any expert or special assurance as to the Company's financial statements or any professional certification as to the independent auditor's work.

The Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible, in order best to react to changing conditions and circumstances. The Committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practice, and ethical behavior. At least annually, it shall perform an evaluation of its performance to determine whether it is functioning effectively and shall review and reassess the adequacy of this Charter and obtain approval for its continued adoption by the full Board of Directors.

The Committee is authorized to investigate any matters within its scope of responsibilities or as delegated to it by the Board of Directors.

The following are the principal processes of the Committee in carrying out its oversight responsibilities. They are set forth as guides with the understanding that the Committee may amend or supplement them as appropriate.

o The Committee is responsible for the appointment, retention, termination, compensation and evalution of the independent auditors.

o The Committee shall pre-approve all audit and non-audit services provided by the independent auditors and shall not engage the independent auditors to perform the specific non-audit services proscribed by law or regulation. The Committee may delegate pre-approval authority to a member of the Audit Committee. The decisions


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     of any Committee member to whom pre-approval authority is delegated must be presented to the full Committee at its next scheduled meeting.

o The Committee is authorized to retain independent counsel and other advisors to assist it in carrying out its responsibilities under this Charter.

o The Committee shall discuss with the independent auditors the overall scope and plans for their respective audits, including the adequacy of staffing. It shall discuss with management and the independent auditors, the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor business risk, and legal and ethical compliance programs. It shall meet separately with the independent auditors, with and without management present, to discuss the results of their examinations and any other matters required to be communicated to the Committee under generally accepted auditing standards.

o At least annually, the Committee shall obtain and review formal written reports by the independent auditors describing:

     o    the firm's internal quality control procedures.

     o any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities.

     o all relationships between the independent auditors and the Company, consistent with Independence Standards Board Standard 1, to enable the Committee to evaluate the auditors' attestation of their independence.

     o their reasoning in accepting or questioning sensitive accounting estimates by management.

     o their conclusions regarding any serious disagreements with management encountered during the course of the audit.


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     o    The Committee shall review management's assertion on its assessment of the effectiveness of internal accounting and financial controls as of the end of the most recent fiscal year and the independent auditors' report on management's assertions.

     o The Committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the Company's policies and procedures to assess, monitor, and manage business risk, and legal and ethical compliance programs (e.g., Company's Business Conduct Policy).

     o The Committee shall receive regular reports from the independent auditors delineating the critical accounting policies and practices of the Company; all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management; and their reasoning for not recognizing material audit adjustments the auditors proposed.

     o The Committee shall resolve disagreements between management and the independent auditors regarding financial reporting.

     o The Committee shall adopt procedures for handling confidential, anonymous submissions by employees regarding accounting, internal accounting controls, or auditing matters. It shall receive corporate attorneys' reports of evidence of a material violation of securities laws or breaches of fiduciary duty.

     o The Committee shall set hiring policies for employees or former employees of the independent auditors that meet the SEC regulations and stock exchange listing standards.

     o The Committee shall review the interim financial statements with management and the independent auditors prior to any earnings release and prior to the filing of the Company's Quarterly Report on Form 10-Q. It shall discuss the results of the quarterly review and any other matters required to be communicated to the


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          Committee by the independent auditors under generally accepted auditing standards. The chair of the Committee may represent the entire Committee for the purposes of its review.

     o The Committee shall meet separately with management, the internal auditors, and the independent auditors to discuss issues and concerns warranting Committee attention. The Committee shall provide sufficient opportunity for the internal auditors and the independent auditors to meet privately with the members of the Committee.

     o The Committee shall review with management and the independent auditors, prior to any press release and prior to filing, the financial statements to be included in the Company's annual report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality and appropriateness, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity and completeness of the disclosures in the financial statements. It shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

     o The Committee shall review the management discussion and analysis of financial condition and results of operations included in the Company's annual report and oversee the CEO and CFO's certifications of periodic reports required under the Securities and Exchange Act of 1934.

     o The Committee shall prepare its report to be included in the Company's annual proxy statement, as required by SEC regulations.

     o The Company must provide appropriate funding for the Committee in order for the Committee to carry out its duties.

     o The Committee will report to the Board of Directors on a regular and timely basis.


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Limitation

Nothing in this Charter is intended to alter in any way the standard of conduct that applies to any of the directors of the Corporation under the Indiana Business Corporation Law, as amended, and this Charter does not impose, nor shall it be interpreted to impose, any duty on any director greater than, or in addition to, the duties or standards established by the Indiana Business Corporation Law.

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